UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA		01720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Fiscal 2016 Compensation and Bonus Plans

On May 12, 2015, the Compensation Committee of the Board of Directors of SeaChange International, Inc. (“SeaChange”) established the fiscal year 2016 compensation and bonus plans (the “2016 Plans”) for Jay Samit, Anthony Dias and David McEvoy, each a named executive officer of SeaChange.

The below-described 2016 Plans were established by the Compensation Committee of the Board of Directors of SeaChange after giving consideration to compensation practices of SeaChange’s peer companies, and commentary regarding executive compensation trends and practices, including that published by Institutional Shareholder Services.

Mr. Samit currently receives a base salary of $500,000 and will be eligible for a target bonus consisting of the following components: (i) $500,000 payable in cash, (ii) $375,000 payable in restricted stock units (“RSUs”) priced on the market close on January 29, 2016 and (iii) 53,571 RSUs. Mr. Samit’s base salary and target bonus are unchanged from the prior fiscal year. In fiscal 2016 Mr. Samit will also be eligible for a Long Term Equity Award of 150,000 RSUs to vest on January 31, 2018. Mr. Dias currently receives a base salary of $265,000, and he will receive an increase from $265,000 to $269,638 on July 1, 2015. Mr. Dias will be eligible for a target bonus of $215,710, with $129,426 payable in cash and $86,284 payable in RSUs. Mr. McEvoy currently receives a base salary of $262,254, and he will receive an increase from $262,254 to $266,843 on July 1, 2015. Mr. McEvoy will be eligible for a target bonus of $133,422, with $80,053 payable in cash and $53,369 payable in RSUs.

This performance-based compensation is earned based on SeaChange achieving certain overall company financial objectives for fiscal 2016 related to Total Revenue and Non-GAAP Operating Income. In the case of each of Messrs. Samit, Dias and McEvoy, a portion of their respective bonus is also based on individualized performance-based objectives.

The bonuses are determined upon conclusion of SeaChange’s 2016 fiscal year, with any fiscal 2016 awarded RSUs to vest on January 31, 2017, with the exception of Mr. Samit’s Long Term Equity Award that will vest on January 31, 2018.

The 2016 Plans provide that the Compensation Committee has the discretion to determine the amount, if any, of cash bonus and RSUs awarded under the plans, whether or not the criteria are satisfied. The 2016 Plans also provide that the amount of the cash bonus and RSUs awarded may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria, with a specified maximum upward adjustment of twenty-five percent above target based upon each of Non-GAAP Operating Income and Total Revenue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Anthony C. Dias
Anthony C. Dias,
Chief Financial Officer, Senior Vice President Finance and Administration, and Treasurer

Dated: May 18, 2015